Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Premium Income
Municipal Fund, Inc.
33-22179, 811-05570

An annual meeting of the
shareholders of the
Nuveen Premium Income Municipal
Fund, Inc. (the Fund) was held July
26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 57,163,437
Withhold 536,481

Lawrence H. Brown
For  57,190,404
Withhold 509,514

Jack B. Evans
For  57,169,055
Withhold  530,863

William C. Hunter
For 57,173,306
Withhold  526,612

David J. Kundert
For 57,171,776
Withhold  528,142

William J. Schneider, elected by Preferred
shareholders only
For 17,678
Withhold  241

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 17,678
Withhold  241

Judith M. Stockdale
For 57,169,245
Withhold  530,673

Eugene S. Sunshine
For  57,171,507
Withhold  528,411

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in the
 affirmative:
56,382,930 and
the number of negative votes:
  480,648

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-0076649.